Exhibit 31(i).1

Certification Pursuant to Rule 13a-14(a)/15d-14(a)

of the Securities Exchange Act of 1934

I, Frank C. Condella, Jr. certify that:

1. I have reviewed this Amendment No. 1 to annual report on Form 10-K of Juniper Pharmaceuticals, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Frank C. Condella Jr.
Frank C. Condella Jr.
President and Chief Executive Officer
DATE: April 30, 2015